Exhibit 10.1

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) dated as of September 5, 2018, is entered into by and among LOAN ASSETS OF ONDECK, LLC, a Delaware limited liability company (“Company”), the Lender party hereto which constitutes the affected Lender and 20 GATES MANAGEMENT LLC, as Administrative Agent for the Class A Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent for the Secured Parties, entered into a Credit Agreement, dated as of April 13, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby;
WHEREAS, Company, the Lender party hereto and Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement.
(a)    Clause (a) of the definition of “Class A Borrowing Base” as set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
(a) (i) the Applicable Class A Advance Rate multiplied by the Adjusted EPOPB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance and (B) the fair market value of all Permitted Investments held in the Collection Account on such day minus (iii) the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup

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Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement; and
(b)    Clause (a) of the definition of “Class B Borrowing Base” as set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
(a) (i) the Applicable Class B Advance Rate multiplied by the Adjusted EPOPB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance and (B) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iii) the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement, minus (iv) the aggregate outstanding principal amount of the Class A Loans as of such date; and
1.2    Section 2.10(c)(vii) of the Credit Agreement through the end of clause (A) is amended and restated in its entirety as follows:
(vii) So long as no Event of Default has occurred and shall be continuing (and, with respect to each of clauses (A) and (C) below, so long as no Early Amortization Period is then occurring), Company or its designee shall be permitted to direct the investment of the funds from time to time held in the Collection Account and the Reserve Account (A) in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but none of the Collateral Agent, the Administrative Agent or the Lenders shall have liability whatsoever in respect of any failure by the Controlled Account Bank to do so), with all such proceeds and reinvestments to be held in the Collection Account or the Reserve Account, as applicable; provided, however, that the maturity of the Permitted Investments on deposit in the Collection Account or the Reserve Account, as applicable, shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement,
SECTION 2.    REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lender party hereto to enter into this Amendment, Company represents and warrants to the Administrative Agent and the Lender, on the Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.

2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default, an Event of Default or a Servicer Default.
SECTION 3.    MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Amendment Effective Date”) on which the Administrative Agent has received counterparts of this Amendment executed by Company, the Lender party hereto and the Administrative Agent.
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a)    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b)    Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
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IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LOAN ASSETS OF ONDECK, LLC, as Company

By:    /s/ Kenneth A. Brause
Name: Kenneth A. Brause
Title: Chief Financial Officer

20 GATES MANAGEMENT LLC,
as Administrative Agent

By:    /s/ Mark Golombeck
Name: Mark Golombeck
Title: Managing Director

PIONEERS GATE LLC,
as a Class A Lender

By:    /s/ Mark Golombeck
Name: Mark Golombeck
Title: Managing Director

Signature Page to
Amendment No. 1 to Credit Agreement